Exhibit 99.2

NetApp Q1 FY2011 Earnings Results Supplemental Commentary August 18, 2010

This supplemental commentary is being provided concurrently with our earnings press release to allow for additional time for review and analysis prior to commencement of the company’s earnings call. These prepared remarks will not be read during the live call. The call will focus on strategic commentary from the CEO and CFO, followed by a question and answer session.

Safe Harbor Statement

These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q2 FY11 outlook section regarding our forecasted financial performance and share count for the second quarter of fiscal 2011. Actual results may differ materially from our statements or projections. Factors that could cause actual results to differ from our projections include, but are not limited to, customer demand for our products and services; our ability to increase revenue and manage our operating costs; increased competition risks associated with the anticipated growth in the networked storage market; general economic and market conditions; our ability to deliver new product architectures and enterprise service offerings; our ability to design products and services that compete effectively from a price and performance perspective; our reliance on a limited number of suppliers; and our ability to accurately forecast demand for our products. Other equally important factors are detailed in our accompanying press release as well as in our 10-K and 10-Q reports on file with the SEC and also available on our website, all of which are incorporated by reference into today’s commentary.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between our non-GAAP and GAAP financial information, refer to the table at the end of this document, as well as in our press release and on our website.

Q1 Fiscal 2011 Overview

Fiscal year 2011 is off to a good start for NetApp. With a 51% year over year increase in product revenue and higher than expected profitability, this is the strongest first quarter in our history. The strength of our business is evident in many aspects, with year over year increases in revenue across all geographies, greater contributions from channel partners and strong cash generation.

Revenue

	Q1 FY11 Revenue	% of Q1 FY11 Revenue	Sequential Growth1	Year/Year Growth
Product Revenue	$721M	63%	(5%)	51%
Software Entitlements & Maintenance	$175M	15%	0%	6%
Service	$242M	21%	1%	25%
Net Revenue	$1,138M		(3%)	36%

Net revenue for the first quarter was $1.14 billion, a decrease of 3% sequentially and an increase of 36% year over year. Foreign currency effects2 decreased our sequential results by approximately one percentage point and had an immaterial effect on our year over year revenue growth rate.

Product revenue declined 5% sequentially to $721 million and increased 51% year over year. This is the second consecutive quarter of at least 50% year over year product revenue growth. The product component of revenue decreased slightly as part of the overall revenue mix to 63% of total revenue, from 65% last quarter.

1 Sequential growth calculation based upon Q4FY10 results, which can be found at www.investor.netapp.com

2 Foreign currency effects represent the translation effect of changes in average foreign exchange rates between the current period and the comparative prior periods (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period actual net gains or losses on revenue hedging activities.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and is recognized over the related contract period, was $175 million or 15% of total revenue. SEM revenue was flat sequentially and increased 6% year over year.

Service revenue was $242 million, an increase of 1% sequentially and 25% year over year. Service revenue was up slightly from last quarter to 21% of total revenue and is comprised mainly of hardware maintenance support contracts and professional services.

•
Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised approximately 65% of our services revenue this quarter, and increased 6% sequentially and 23% year over year.

•	Professional services were down 5% sequentially, and up 29% year over year.

Gross Margin
	Q1 FY11	Q4 FY10	Q1 FY10
Non-GAAP Gross Margin	64.5%	64.6%	63.6%
Product	58.1%	59.7%	56.8%
S/W Entitlements & Maintenance	98.1%	98.2%	98.1%
Services	59.4%	55.8%	51.0%

On a non-GAAP basis, consolidated gross margin was 64.5% of revenue for the first quarter, a slight decrease from the prior quarter with lower product gross margins partially offset by higher service gross margins.

Operating Expenses
	Q1 FY11	Q4 FY10	Q1 FY10
Non-GAAP Operating Expenses	$519M	$541M	$444M

Non-GAAP operating expenses were $519 million, a decrease of 4% sequentially and an increase of 17% year over year. Q1 operating expenses remained at 46% of revenue, similar to Q4.

In keeping with our plan to grow our sales and engineering staff worldwide, our headcount increased by 640 people from Q4, ending Q1 with 8,973 employees. Approximately 200 of the increase came from a combination of employees from the Bycast acquisition and new college hires.

On a GAAP basis, Q1 operating expenses include stock compensation expense and amortization of intangible assets. Stock compensation was $40 million in Q1 compared to $33 million in Q4, due in large part to higher valuation of employee equity awards.

Income from Operations & Other Income
	Q1 FY11	Q4 FY10	Q1 FY10
Non-GAAP Income from Operations	$214M	$217M	$89M
% of Revenue	18.9%	18.5%	10.6%
Non-GAAP Other Income (Expense), Net	$4M	$3M	$1M
Non-GAAP Income Before Income Taxes	$218M	$220M	$90M
Non-GAAP Effective Tax Rate	16.3%	16.6%	16.0%
Non-GAAP Net Income	$183M	$183M	$76M
Non-GAAP Net Income per Share, Diluted	$0.49	$0.50	$0.22

Non-GAAP income from operations decreased 1% sequentially and increased 141% year over year to $214 million, or 18.9% of revenue.

Non-GAAP other income and expense, net was $4 million. GAAP other income and expense, net includes approximately $13 million of non-cash interest expense associated with our convertible debt.

Non-GAAP income before income taxes was $218 million or 19.2% of revenue, up from 18.7% in Q4. Our non-GAAP provision for income taxes was $36 million, similar to Q4 levels, and our effective tax rate was 16.3%. Diluted share count was 374 million shares, approximately 4 million shares higher than we had projected, due primarily to significantly more option exercises in the quarter than expected.

Non-GAAP net income totaled $183 million, or $0.49 per share. GAAP net income totaled $142 million, or $0.38 per share.

Select Balance Sheet Items
	Q1 FY11	Q4 FY10	Q1FY10
Cash, Cash Equivalents & Investments	$3.9B	$3.7B	$2.7B
Deferred Revenue	$1.9B	$1.9B	$1.7B
DSO (days)3	30	37	39
Inventory Turns4	17.9	14.7	19.9

During Q1, our cash and short term investments grew by $197 million, ending the quarter at $3.9 billion, up 5% sequentially and 47% year over year. Of this cash balance, 55% was held in the United States. The total deferred revenue balance of $1.9 billion increased 2% sequentially and 14% year over year.

Accounts receivable days sales outstanding (DSO) declined in the first quarter to 30 days compared to 37 days in fourth quarter of fiscal year 2010. Inventory turns improved from 14.7 turns in Q4 to 17.9 turns in Q1 as component supplies became more in balance with demand.

Select Cash Flow Statement Items
	Q1 FY11	Q4 FY10	Q1 FY10
Net Cash Provided by Operating Activities	$177M	$475M	$38M
Purchases of Property and Equipment	$40M	$38M	$25M
Free Cash Flow5	$137M	$436M	$14M
Free Cash Flow as % of Total Revenue	12%	37%	2%

Net cash provided by operating activities was $177 million, a decrease of 63% from Q4 and an increase of 364% year over year. The decrease in cash provided by operations is mainly attributable to payouts to our employees related to last year’s variable and incentive compensation plans. Capital expenditures were $40 million, an increase of $2 million from Q4. Free cash flow totaled $137 million, down 69% from Q4 but up 916% year over year. Q1 free cash flow represented 12% of total revenue.

3 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by number of days in the quarter.

4 Inventory turns are defined as annualized non-GAAP COGS divided by net inventory.

5 Free cash flow is defined as net cash provided by operating activities less cash purchases of property and equipment.

Q2 FY11 Outlook
Q2 FY11 Outlook
Revenue	$1,160M – $1,210M
Share Count	Approximately 380M
Non-GAAP Net Income per Share, Diluted	$0.47 - $0.50
GAAP Net Income per Share, Diluted	$0.35 - $0.38

This forecast is based on current business expectations and current market conditions.

Other Business Metrics

Geographic Mix
	% of Q1 FY11 Revenue	Q1 FY11 Revenue	Year/Year Growth
Americas	56%	$634M	31%
U.S. Public Sector	14%	$161M	45%
EMEA	34%	$383M	44%
AsiaPacific	11%	$121M	37%

The Americas generated $634 million in revenue, down 1% sequentially and up 31% year over year, contributing 56% of total revenue. The US Public Sector, which is included in the Americas number, accounted for 14% of total revenue, an increase of 21% from Q4 and 45% year over year.

EMEA revenue declined 9% sequentially but increased 44% year over year to $383 million, comprising 34% of total revenue. AsiaPacific revenue was $121 million, an increase of 6% sequentially and 37% year over year, for a total of 11% of revenue this quarter.

Channel Mix
	% of Q1 FY11 Revenue	% of Q4 FY10 Revenue	% of Q1 FY10 Revenue
Direct	31%	29%	31%
Indirect	69%	71%	69%
Arrow	16%	16%	11%
Avnet	11%	11%	11%
IBM	4%	3%	5%

Direct revenue was 31% of total revenue in Q1, increasing 5% sequentially and 37% year over year. Our indirect channel accounted for 69% of total revenue in Q1. Indirect revenues decreased 6% sequentially, but increased 35% over Q1 last year. Within the indirect channel, Arrow was 16% of Q1 revenue and Avnet was 11% of Q1 revenue; similar to Q4 percentages. Revenue from our IBM OEM partnership was 4% of revenue in Q1, up from 3% in Q4.

Platform Trends

Total system units shipped grew 1% sequentially this quarter and increased 78% year over year. Unit growth was driven primarily by small systems, with a 12% sequential increase and 107% increase from Q1 last year. Units of large systems were flat sequentially but grew 102% year over year. Units of medium-sized systems declined 16% in the first quarter although they grew 37% year over year.

Following robust shipments in Q4, units of the V-series platform declined 38% in Q1 and increased 42% year over year.

Capacity Trends
( in Petabytes)	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11
Fibre Channel	69	79	88	99	79
ATA	175	173	209	298	323
SAS	7	8	29	49	68
Total	251	260	326	446	470

Total petabytes shipped grew 6% sequentially and 88% year over year to 470 petabytes. ATA and SAS drives continue to increase in the mix.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at www.netapp.com.

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

GAAP to NON-GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	July 30, 2010	July 31, 2009	April 30, 2010

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$141.8	$51.7	$145.1

Adjustments:

Amortization of intangible assets	5.5	5.5	4.9
Stock-based compensation expenses	44.3	52.2	37.8
Restructuring and other charges	-	1.5	(0.2)
Acquisitions related (income) expense, net	0.3	(41.1)	1.2
Non-cash interest expense	12.9	13.1	13.1
Gain on investments	(2.5)	-	(1.2)
Income tax effect of non-GAAP adjustments	(19.7)	(7.0)	(17.6)

NON-GAAP NET INCOME	$182.6	$75.9	$183.1

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$413.4	$315.4	$423.3
Adjustment:
Amortization of intangible assets	(4.4)	(4.7)	(4.1)
Stock-based compensation expenses	(4.8)	(5.7)	(4.8)

NON-GAAP COST OF REVENUES	$404.2	$305.0	$414.4

COST OF PRODUCT REVENUES	$307.7	$212.5	$310.9
Adjustment:
Amortization of intangible assets	(4.4)	(4.7)	(4.1)
Stock-based compensation expenses	(0.9)	(1.2)	(1.3)

NON-GAAP COST OF PRODUCT REVENUES	$302.4	$206.6	$305.5

COST OF SERVICE REVENUES	$102.3	$99.8	$109.3
Adjustment:
Stock-based compensation expenses	(3.9)	(4.5)	(3.5)

NON-GAAP COST OF SERVICE REVENUES	$98.4	$95.3	$105.8

GROSS PROFIT	$724.4	$522.5	$748.5
Adjustment:
Amortization of intangible assets	4.4	4.7	4.1
Stock-based compensation expenses	4.8	5.7	4.8

NON-GAAP GROSS PROFIT	$733.6	$532.9	$757.4

SALES AND MARKETING EXPENSES	$354.2	$301.4	$366.7
Adjustments:
Amortization of intangible assets	(1.1)	(0.8)	(0.8)
Stock-based compensation expenses	(20.6)	(24.0)	(16.9)

NON-GAAP SALES AND MARKETING EXPENSES	$332.5	$276.6	$349.0

RESEARCH AND DEVELOPMENT EXPENSES	$149.5	$130.3	$143.7
Adjustments:
Stock-based compensation expenses	(11.1)	(12.7)	(9.0)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$138.4	$117.6	$134.7

GENERAL AND ADMINISTRATIVE EXPENSES	$56.2	$59.6	$64.2
Adjustments:
Stock-based compensation expenses	(7.8)	(9.8)	(7.1)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$48.4	$49.8	$57.1

OPERATING EXPENSES	$560.2	$451.7	$575.6
Adjustments:
Amortization of intangible assets	(1.1)	(0.8)	(0.8)
Stock-based compensation expenses	(39.5)	(46.5)	(33.0)
Restructuring and other charges	-	(1.5)	0.2
Acquisitions related (income) expense, net	(0.3)	41.1	(1.2)

NON-GAAP OPERATING EXPENSES	$519.3	$444.0	$540.8

INCOME FROM OPERATIONS	$164.2	$70.8	$172.9
Adjustments:
Amortization of intangible assets	5.5	5.5	4.9
Stock-based compensation expenses	44.3	52.2	37.8
Restructuring and other charges	-	1.5	(0.2)
Acquisitions related (income) expense, net	0.3	(41.1)	1.2

NON-GAAP INCOME FROM OPERATIONS	$214.3	$88.9	$216.6

TOTAL OTHER INCOME (EXPENSES), NET	$(6.6)	$(11.6)	$(9.0)
Adjustments:
Non-cash interest expense	12.9	13.1	13.1
Gain on investments	(2.5)	-	(1.2)

NON-GAAP TOTAL OTHER INCOME (EXPENSES), NET	$3.8	$1.5	$2.9

INCOME BEFORE INCOME TAXES	$157.6	$59.2	$163.9
Adjustments:
Amortization of intangible assets	5.5	5.5	4.9
Stock-based compensation expenses	44.3	52.2	37.8
Restructuring and other charges	-	1.5	(0.2)
Acquisitions related (income) expense, net	0.3	(41.1)	1.2
Non-cash interest expense	12.9	13.1	13.1
Gain on investments	(2.5)	-	(1.2)

NON-GAAP INCOME BEFORE INCOME TAXES	$218.1	$90.4	$219.5

PROVISION FOR INCOME TAXES	$15.8	$7.5	$18.8
Adjustments:
Income tax effect of non-GAAP adjustments	19.7	7.0	17.6

NON-GAAP PROVISION FOR INCOME TAXES	$35.5	$14.5	$36.4

NET INCOME PER SHARE	$0.379	$0.152	$0.398

Adjustments:
Amortization of intangible assets	0.015	0.016	0.013
Stock-based compensation expenses	0.118	0.154	0.104
Restructuring and other charges	-	0.004	(0.001)
Acquisitions related (income) expense, net	0.001	(0.121)	0.003
Non-cash interest expense	0.034	0.039	0.036
Gain on investments	(0.007)	-	(0.003)
Income tax effect of non-GAAP adjustments	(0.053)	(0.020)	(0.048)

NON-GAAP NET INCOME PER SHARE	$0.487	$0.224	$0.502

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL YEAR 2011
(Unaudited)

Second Quarter
2011

Non-GAAP Guidance	$0.47 - $0.50

Adjustments of Specific Items to
Net Income Per Share for the Second
Quarter 2011:

Stock based compensation expense	(0.12)
Amortization of intangible assets	(0.01)
Non cash interest expense	(0.03)
Income tax effect	0.04
Total Adjustments	(0.12)

GAAP Guidance -Net Income Per Share	$0.35 - $0.38